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                                                               Exhibit 99(b)(1)

                              GRID PROMISSORY NOTE

For value received, VIAD CORP (the "Borrower"), a Delaware corporation, promises to pay to the order of LYON SHORT TERM FUNDING CORP. (the "Lender"), in lawful money of the United States of America at the office of the Lender, the principal amount of each Advance ("Advance") endorsed on the schedule or schedules attached hereto as Exhibit A (the "Schedules") on the maturity date of such Advance as shown in the applicable Schedule, provided that the failure to so endorse shall not affect the obligations of the Borrower to the Lender, and to pay, at said principal office, interest on the unpaid balance of the principal amount of such Advance from and including the date of such Advance (as shown in the applicable Schedule) to such maturity date at the rate per annum in respect of such Advance quoted by the Lender and agreed to by the undersigned and specified in the applicable Schedule, such interest to be payable on the maturity date of each Advance. Interest shall be calculated on the basis of a year of 360 days and actual days elapsed. Each request by the Borrower for an Advance shall constitute a representation and warranty by the Borrower, as of the making of such Advance and after giving effect to the application of the proceeds therefrom, that this Note is the legal, binding and enforceable obligation of the Borrower. The Borrower shall have no right to prepay any unpaid principal amount of any Advance. All Advances made hereunder shall be credited to the account of Citibank, N.A. Account No. 00032803 for the account of Viad Corp. The Borrower shall make each payment hereunder on or before 1:00 p.m. (New York City time) on the day when due in lawful money of the United States of America to the Lender at Credit Lyonnais New York Branch, 1301 Avenue of the Americas, New York, New York 10019, ABA No. 026008073, for Lyon Account No. 0127440000500, in the same day funds. Whenever any payment to be made hereunder shall be otherwise due on a Saturday, a Sunday or a public or bank holiday in (a) New York or (b) the city in which the principal office of the Lender is located (any other day being a "Business Day"), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. This is not a commitment to lend but rather sets forth the procedures to be used in connection with your requests for our making of Advances to you from time to time and, in the event we make Advances to you hereunder, your obligations to us with respect thereto.

The Borrower shall at all times maintain, and each request for an Advance shall constitute a representation and warranty that the Borrower has maintained, unused and undedicated bank facilities or alternative sources of liquidity from one or more commercial banks which together are at least equal to the then outstanding amount of credit extended hereunder (giving effect to such Advance) and such Advance is being incurred, and will be repaid, in the ordinary course of the Borrower's business and financial affairs and in accordance with ordinary business terms.

If the Borrower shall not pay the Lender said principal and interest when due, or if the Borrower shall become insolvent, commit any act of bankruptcy, or make a general assignment for the benefit of creditors, or if the transaction of usual business of the Borrower shall be suspended, or any proceeding, procedure or remedy supplementary to or in enforcement of judgment shall be resorted to or commenced against, or with respect to, any property of the Borrower, or if a petition of bankruptcy or for any relief under any law relating to the relief of debtors, adjustment of indebtedness, reorganization, composition or extension shall be filed, or any proceeding shall be instituted under any such law, by or against the Borrower, or any court shall take possession of any substantial part of the property of, or assume control over the affairs or operations of, or a receiver shall be appointed for all or any substantial part of the property of, the Borrower, or if any indebtedness of the Borrower for borrowed money shall not be paid when due or shall become due and payable by acceleration of maturity thereof, or if the Borrower shall be dissolved or be a party to any merger or consolidation in which the Borrower is not the survivor without the written consent of the Lender, then the principal amount of this Note and all interest due thereon to the maturity date, as appropriate, of each Advance shall, unless the Lender shall otherwise elect, forthwith be due and payable without presentment, demand, protest or notice of any kind. The Borrower shall be liable hereunder and all provisions hereof shall apply to the Borrower.

The Borrower shall not institute against, or join any other person in instituting against, the Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law for one year and one day after the latest maturing commercial paper note issued by the Lender is paid in full.

The Borrower agrees to pay on demand all costs, expenses and losses, if any, incurred by the Lender in connection with the enforcement of this Note.

Any overdue principal amount and overdue amount of interest, fees or other amounts payable hereunder shall bear interest, payable on demand, at a fluctuating interest rate per annum equal at all times to two percent (2%) over the daily prevailing Base Rate. "Base Rate" means, as determined on a daily basis, the higher of (i) the rate per annum established by Credit Lyonnais New York Branch ("CLNY") from time to time as the reference rate for short-term commercial loans in United States dollars to domestic corporate borrowers, such Base Rate to change as and when such reference rate changes, or (ii) the overnight cost of funds of CLNY plus one-quarter of one percent per annum (1/4 of 1% per annum).

The Lender may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, any Advance or Advances hereunder. The Borrower may not assign its rights or obligations hereunder or any interest herein without the Lender's prior written consent and any such assignment without the Lender's consent shall be null and void.

This Note shall be construed according to and governed by the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

                              VIAD CORP

Dated:

                              By:   /s/ R. G. Nelson
                                    --------------------------------------
                                    R.G. Nelson
                                    Vice President - Finance and Treasurer

                              By:   /s/ E. A. Newman
                                    --------------------------------------
                                    E.A. Newman
                                    Director - Treasury Services


                                       2
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                                                                      Exhibit A


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Date       Amount       Maturity      Interest         Discounted       Notation
of         of Advance   of            Rate on or       Amount           Made
Advance                 Advance       Rate of          of               By
                                      Discount of      Advance
                                      Advance         (if
                                     (as              applicable)
                                      applicable)
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